Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Air T, Inc.

Denver, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135338) of Air T, Inc. and subsidiaries of our report dated June 29, 2018, relating to the consolidated financial statements, which appear in the annual report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Charlotte, North Carolina

June 29, 2018